Exhibit 21


WHOLLY OWNED SUBSIDIARIES AND JOINT VENTURES


WHOLLY OWNED SUBSIDIARIES

Donaldson Australasia Pty. Limited          Diemo S.A. de C.V.
Wyong, Australia                            Guadalajara, Mexico

Donaldson Sales, Inc.                       Donaldson Filtration Industrial
Barbados                                    S. de R.L. de C.V.
                                            Monterrey, Mexico
Donaldson Coordination Center, B.V.B.A.
Lueven, Belgium                             Donaldson Torit, B.V.
                                            Donaldson Nederland B.V.
Donaldson Europe, B.V.B.A.                  Krommenie, Netherlands
Leuven, Belgium
Brugge, Belgium                             Donaldson Far East Limited
                                            Hong Kong, S.A.R., People's
Donaldson Czech Republic s.r.o.             Republic of China
Prague, Czech Republic
                                            Donaldson (Wuxi) Filters Co., Ltd.
Donaldson Scandinavia APS                   Wuxi, People's Republic of China
Horsholm, Denmark
                                            Donaldson Polska Sp. z.o.o.
Donaldson France, S.A.S.                    Warsaw, Poland
Bron, France
                                            Donaldson Filtration (Asia Pacific) Pte. Ltd.
Tecnov Donaldson, S.A.S.                    Singapore
Domjean, France
                                            Donaldson Filtration Systems
Donaldson Gesellschaft m.b.H.               (Proprietary) Ltd.
Torit DCE G.m.b.H.                          Cape Town, South Africa
Dulmen, Germany
                                            Donaldson Korea Co., Ltd.
Donaldson India Filter Systems Pvt. Ltd.    Seoul, South Korea
New Delhi, India
                                            Donaldson Iberica,
PT Donaldson Systems Indonesia              Soluciones en Filtracion, S.L.
Jakarta, Indonesia                          Barcelona, Spain

Donaldson Italia s.r.l.                     Donaldson Filtros Iberica S.L.
Ostiglia, Italy                             Madrid, Spain

Nippon Donaldson Limited                    Donaldson Schweiz G.m.b.H.
Tokyo, Japan                                Aarau, Switzerland

Donaldson Luxembourg S.a.r.l.               Donaldson Filter Components Limited
Luxembourg                                  Hull, United Kingdom

Donaldson, S.A. de C.V.                     DCE Donaldson Ltd.
Aguascalientes, Mexico                      Leicester, United Kingdom

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
Tetratec Europe Limited                     ultrafilter k.k
Wigan, United Kingdom                       Tokyo, Japan

Donaldson Capital, Inc.                     ultrafilter sdn. Bhd
Minneapolis, Minnesota                      Selangor Darul Ehsan, Malaysia

ultrafilter international AG                ultrafilter b.v.
Haan, Germany                               Nieuwegein, The Netherlands

ultrafilter pty ltd.                        ultrafilter a.s.
Victoria, Australia                         Moss, Norway

ultrafilter ges.m.b.h.                      ultrafilter inc
Wien, Austria                               Mandaue City, Philippines

ultrafilter inc.                            ultrafilter sp. zo.o.
Ontario, Canada                             Warsaw, Poland

ultrafilter pte. ltd.                       ultrafilter s.r.o.
Shanghai, China                             Bucharest, Romania

ultrafilter s.r.o.                          ultrafilter pte. ltd.
Prague, Czech Republic                      Singapore

ultrafilter a/s                             ultrafilter spol. s.r.o.
Slagelse, Denmark                           Bratislava, Slovakia

ultrafilter s.a.                            ultrafilter pty ltd
Vigny, France                               Randburg, South Africa

ultrafilter g.m.b.h.                        ultrafilter co ltd
Haan, Germany                               Kyunggido, South Korea

ultra air g.m.b.h                           ultrafilter s.a.
Haan, Germany                               Terrassa, Spain

ultratroc                                   ultrafilter international ag
Flensburg, Germany                          Zug, Switzerland

Quality Air G.m.b.H.                        ultrafilter ag
Haan, Germany                               Zurich, Switzerland

ultrafilter kft                             ultrafilter co ltd.
Budapest, Hungary                           Taipai, Taiwan

ultrafilter international (India)           ultrafilter Holding co. ltd.
Bangalore, India                            Nonthaburi, Thailand

ultrafilter pt.                             ultrafilter ltd
Jakarta, Indonesia                          Nothaburi, Thailand

ultrafilter s.r.l.                          ultrafilter ltd.
Milano, Italy                               Tamworth United Kingdom

                                            ultrafilter inc.
                                            Norcross, Georgia, U.S.A.


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JOINT VENTURES

Advanced Filtration Systems Inc.
Champaign, Illinois

MSCA, LLC
Monticello, Indiana

PT Panata Jaya Mandiri
Jakarta, Indonesia

Rashed Al-Rashed & Sons -
Donaldson Company Limited
Dammam, Saudia Arabia